Special Servicer Acknowledgment and Assumption

May 10, 2023

To the Parties Set Forth on Schedule I, attached hereto

Re:       Special Servicer Acknowledgment and Assumption: Pooling and Servicing Agreement dated as of October 1, 2022 for the BMO 2022-C3 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2022-C3

Dear Sir or Madam:

Reference is made to the (i) Pooling and Servicing Agreement, dated as of October 1, 2022 originally among BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Park Bridge Lender Services LLC, as Operating Advisor and as Asset Representations Reviewer, Computershare Trust Company, National Association, as Certificate Administrator, and Computershare Trust Company, National Association, as Trustee (the “PSA”) and (ii) the Co-Lender Agreement, dated as of August 25, 2022, by and between Bank of Montreal, in its capacities as Initial Note A-1 Holder, Initial Note A-2 Holder, Initial Note A-3 Holder and Initial Note A-4 Holder, relating to the Kingston Square Mortgage Loan; the Agreement Between Noteholders, dated as of October 7, 2022 by and between UBS AG in its capacities as Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder, Note A-5 Holder and Note A-6 Holder, relating to the Phoenix Industrial Portfolio IX Mortgage Loan; and the Co-Lender Agreement dated as of August 2, 2022, by and between Bank of Montreal in its capacities as Initial Note A-1 Holder, Initial Note A-2 Holder, Initial Note A-3 Holder, Initial Note A-4 Holder and Initial Note A-5 Holder, relating to the Saks Fifth Avenue Fulfillment Center Mortgage Loan (together, the “Co-Lender Agreements”). Capitalized terms used herein but undefined have the meanings given to them in the PSA and Co-Lender Agreements.

Pursuant to Sections 6.08(a), 6.08(e) and 7.02 of the PSA and Section 7 of the Co-Lender Agreements, K-Star Asset Management LLC (“K-Star”) hereby agrees with all the other parties to the PSA that K-Star shall serve as the Special Servicer under, and as defined in the PSA with regard to the Serviced Loans (with the exception of the La Habra Marketplace loan. K-Star hereby acknowledges and agrees that, as of May 10, 2023 (the “Effective Date”), it is and shall be a party to the PSA and bound thereby to the full extent indicated therein in the capacity of the Special Servicer with respect to the Serviced Loans (with the exception of the La Habra Marketplace loan), but shall have no liability with respect to any act or omission of any predecessor Special Servicer. K-Star hereby accepts all responsibilities, duties and liabilities of the Special Servicer and assumes the due and punctual performance and observance of each covenant and condition to be performed or observed by the Special Servicer under the PSA from and after the Effective Date. K-Star’s address for notices pursuant to Section 13.05 of the PSA is as follows:

K-Star Asset Management LLC

5949 Sherry Lane, Suite 950

Dallas, Texas 75225

Attention: Lindsey Wright

Email: Lindsey.Wright@KKR.com

As of the Effective Date, K-Star hereby:

  (a) makes the representations and warranties provided for in Section 2.06 of the PSA mutatis mutandis with all references to “Agreement” in Section 2.06 of the PSA to include this Special Servicer Acknowledgment and Assumption (“Acknowledgment”) in addition to the PSA, except that it (i) is a Delaware limited liability company, and (ii) has executed this Acknowledgment in lieu of execution and delivery of the PSA per Section 2.06(a)(ii); and

(b) certifies that it satisfies all related qualifications set forth in the Co-Lender Agreements relating to the Serviced Companion Loans; and

(c) represents and warrants that, as of the Effective Date, it satisfies all of the eligibility requirements applicable to the Special Servicer set forth in the PSA and the Co-Lender Agreements and that all preconditions to the appointment of K-Star as Special Servicer have been satisfied.

For the sake of clarity, it is understood and agreed that the Non-Serviced Mortgage Loans and the La Habra Marketplace Servicing Shift Loan are not covered by this Acknowledgment as such (i) the Non-Serviced Mortgage Loans are not serviced under the PSA and (i) the La Habra Marketplace Loan is a Serviced Outside Controlled Mortgage Loan, and accordingly special servicing of those Non-Serviced Mortgage Loans is not transferring to K-Star.

[SIGNATURE PAGE FOLLOWS]

K-STAR ASSET MANAGEMENT LLC, a Delaware limited liability company

By: /s/ Lindsey Wright_________________

Name: Lindsey Wright

Title: President and Chief Executive Officer

[Signature Page to BMO 2022-C3 Acknowledgment and Assumption Agreement]

Schedule I

Depositor:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, NY 10036

Attention: Paul Vanderslice, Michael Birajiclian and David Schell

Email: Paul.Vanderslice@bmo.com, Michael.Birajiclian@bmo.com and David.Schell@bmo.com

with a copy to:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, NY 10036

Attention: Legal Department

Email: BMOCMBSNotices@bmo.com

Master Servicer and Special Servicer:

Midland Loan Services, a Division of PNC Bank, National Association,

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Fax number: 1-888-706-3565

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes

Fax number: (816) 412-9338

with a copy to:

NoticeAdmin@midlandls.com

Operating Advisor and Asset Representations Reviewer:

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

New York, New York 10016

Attention:  BMO 2022-C3— Surveillance Manager

with copies sent contemporaneously via email to cmbs.notices@parkbridgefinancial.com

Certificate Administrator and Trustee:

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO2022-C3

with a copy to:

cts.cmbs.bond.admin@wellsfargo.com

trustadministrationgroup@wellsfargo.com

BMO 2023-C4 – Other Depositor

BMO Commercial Mortgage Securities LLC
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, NY 10036
Attention: Paul Vanderslice, Michael Birajiclian and David Schell
Email: Paul.Vanderslice@bmo.com, Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

with a copy to:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, NY 10036

Attention: Legal Department

Email: BMOCMBSNotices@bmo.com

BMO 2023-C4 – Other Certificate Administrator and Trustee

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO 2023-C4

with a copy to:

cts.cmbs.bond.admin@wellsfargo.com

trustadministrationgroup@wellsfargo.com

BMO 2023-C4 – Other Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Fax number: 1-888-706-3565

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes

Fax number: (816) 412-9338

Email: NoticeAdmin@midlandls.com

BMO 2023-C4 – Other Special Servicer

LNR Partners, LLC

2340 Collins Avenue, Suite 700

Miami Beach, Florida 33139

Attention: Heather Bennett and Job Warshaw

with a copy to:

hbennett@lnrpartners.com

jwarshaw@lnrpartners.com

lnr.cmbs.notices@lnrproperty.com

BMO 2023-C4 – Other Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC
501 John James Parkway, Suite 401

Amherst, New York 14228

Attention: BMO 2023-C4—Transaction Manager

with copies sent contemporaneously via email to notices@pentalphasurveillance.com (with BMO 2023-C4 in the subject line)

BBCMS 2022-C17 – Other Depositor

Barclays Commercial Mortgage Securities LLC
745 Seventh Avenue
New York, New York 10019
Attention: Daniel Vinson
Email: daniel.vinson@barclays.com

with a copy to:
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Lillian Tillman, Legal Department
Email: lillian.tillman@barclays.com

BBCMS 2022-C17 – Other Certificate Administrator

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services – BBCMS 2022-C17

with a copy to:
cts.cmbs.bond.admin@wellsfargo.com
trustadministrationgroup@wellsfargo.com

BBCMS 2022-C17 – Other Master Servicer

KeyBank National Association,
11501 Outlook Street, Suite 300
Overland Park, Kansas 66211
Attention: Michael Tilden
(877) 379-1625
Email: Michael_a_tilden@keybank.com

with a copy to:
Polsinelli
900 West 48th Place, Suite 900
Kansas City, Missouri 64112
Attention: Kraig Kohring
Email: kkohring@polsinelli.com

BBCMS 2022-C17 – Other Special Servicer

Argentic Services Company LP

500 North Central Expressway, Suite 261

Plano, Texas 75074

Attention: Andrew Hundertmark

Email: ahundertmark@argenticservices.com

with a copy to:

Attention: Grace Holst
Email: GHolst@argenticservices.com

BBCMS 2022-C17 – Other Trustee

Wilmington Trust, National Association
1100 North Market Street
Wilmington Delaware 19890
Attention: CMBS Trustee

with a copy to:
Telecopy number (302) 636-4140
Email: CMBSTrustee@wilmingtontrust.com

BBCMS 2022-C17 – Other Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC
501 John James Audubon Parkway, Suite 401
Amherst, New York 14228
Attention: BBCMS 2022-C17 – Transaction Manager

with a copy to: notices@pentalphasurveillance.com

BBCMS 2022-C18 – Other Depositor

Barclays Commercial Mortgage Securities LLC
745 Seventh Avenue
New York, New York 10019
Attention: Daniel Vinson
Email: daniel.vinson@barclays.com

with a copy to:
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Lillian Tillman, Legal Department
Email: Lillian.tillman@barclays.com

BBCMS 2022-C18 – Other Certificate Administrator and Trustee

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services – BBCMS 2022-C18

with a copy to:
cts.cmbs.bond.admin@wellsfargo.com
trustadministrationgroup@wellsfargo.com

BBCMS 2023-C18 – Other Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head
Fax Number: (888) 706-3565

with a copy to:

Stinson LLP
1201 Walnut Street
Suite 2900
Kansas City, Missouri 64106 2150
Attention: Kenda K. Tomes
Email: kenda.tomes@stinson.com
Fax Number: (816)-412-9338

BBCMS 2023-C18 – Other Special Servicer

Rialto Capital Advisors, LLC
200 S. Biscayne Boulevard
Suite 3550
Miami, Florida 33131
Attention: Liat Heller, Jeff Krasnoff, Niral Shah and Adam Singer
Fax number: (305) 229-6425
Email: liat.heller@rialtocapital.com, jeff.krasnoff@rialtocapital.com, niral.shah@rialtocapital.com, adam.singer@rialtocapital.com

BBCMS 2023-C18 – Other Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC
600 Third Avenue, 40th Floor
New York, New York 10016
Attention: BBCMS 2022-C18 – Surveillance Manager (with a copy sent contemporaneously via email to cmbs.notices@parkbridgefinancial.com)